Exhibit 99.3

        The AES Corporation

PURSUANT TO THE OFFER TO EXCHANGE

Unregistered 7.75% Senior Notes due 2015
($500,000,000 aggregate principal amount issued October 15, 2007)
for
7.75% Senior Notes due 2015
that have been registered under the Securities Act of 1933

and

Unregistered 8.0% Senior Notes due 2017
($1,500,000,000 aggregate principal amount issued October 15, 2007)
for
8.0% Senior Notes due 2017
that have been registered under the Securities Act of 1933

To Our Clients:

        We are enclosing herewith a Prospectus dated            , 2007 (the "Prospectus") of The AES Corporation ("AES") and the related Letter of Transmittal, which together constitute the offer of AES (the "Exchange Offer") to exchange $500,000,000 aggregate principal amount of unregistered 7.75% Senior Notes due 2015 and $1,500,000,000 aggregate principal amount of unregistered 8.0% Senior Notes due 2017 (collectively, the "unregistered notes") for an equal principal amount of 7.75% Senior Notes due 2015 and 8.0% Senior Notes due 2017 (collectively, the "exchange notes") which are registered under the Securities Act of 1933, as amended (the "Securities Act"), respectively, upon the terms and subject to the conditions set forth in the Exchange Offer.

        Please note that the Exchange Offer will expire at 12:00 p.m., midnight, New York City time, on                   , 2008 unless the exchange offer is extended by AES in its sole discretion.

        The Exchange Offer is not conditioned upon any minimum number of unregistered notes being tendered.

        We are the holder of record of unregistered notes held by us for your account. A tender of such unregistered notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender unregistered notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the unregistered notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may make the representations contained in the Letter of Transmittal on your behalf.

        Pursuant to the Letter of Transmittal, each holder of unregistered notes (a "Holder") will represent to AES that:

  •
  the exchange notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the Holder;

  •
  neither the Holder nor any other recipient of the exchange notes (if different than the Holder) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the unregistered notes or exchange notes;

  •
  neither the Holder nor any other recipient is an "affiliate" of AES as defined in Rule 405 promulgated under the Securities Act or, if the Holder or such recipient is an affiliate, that the

    Holder or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if the signatory is a broker-dealer, it has not entered into any arrangement or understanding with AES or any "affiliate" of AES as defined in Rule 405 promulgated under the Securities Act to distribute the exchange notes;

  •
  if the signatory is a broker-dealer, the signatory further represents and warrants that if it will receive exchange notes for its own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, the signatory will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange notes received in the Exchange Offer; and

  •
  the Holder is not acting on behalf of any person or entity that could not truthfully make these representations.

        By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

Very truly yours,